Exhibit 32.01

Officer Certification

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Northern States Power Company, a Wisconsin Corporation (NSP-Wisconsin) on Form
10-Q for the quarter ended March 31, 2008, as filed with the Securities and Exchange Commission on the date hereof (Form 10-Q), each of the undersigned officers of NSP-Wisconsin certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to such officer’s knowledge:

(1)	The Form 10-Q fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of NSP-Wisconsin as of the dates and for the periods expressed in the Form 10-Q.

Date: May 5, 2008

/s/ MICHAEL L. SWENSON
Michael L. Swenson
President and Chief Executive Officer

/s/ BENJAMIN G.S. FOWKE III
Benjamin G.S. Fowke III
Vice President and Chief Financial Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to NSP-Wisconsin and will be retained by NSP-Wisconsin and furnished to the Securities and Exchange Commission or its staff upon request.